Exhibit 99.2

Steamline HR administation

Optimize HR practices

Maximize people and performance
May 5, 2008
Mr. Clifford M. Sladnick
c/o Gevity HR, Inc.
9000 Town Center Parkway
Bradenton, Florida 34202
RE: Engagement
Dear Cliff:
We are pleased to confirm our understanding and agreement (the “Agreement”) under which Gevity HR, Inc. (the “Company”) will retain the consulting and advisory services of Clifford M. Sladnick (the “Consultant”) in connection with certain projects to be assigned and completed at the direction of the Company’s Chairman/CEO designate (“Services”).
1.	SERVICES. During the term of this Agreement, Consultant will perform the Services as the Company’s Chairman/CEO designate may reasonably request for 16 hours per week. The status and performance of the Services will be monitored by the Company’s Chairman/CEO designate for satisfactory progress and/or completion. Consultant shall provide a detailed progress update to the Company’s Chairman/CEO designate on a weekly basis.
2.	TERM. The term of this Agreement shall be for the period beginning on August 1, 2008 and ending on January 31, 2009 (“Term”). Both parties shall also have the right to terminate this Agreement immediately for cause or breach, which means that the other party has failed in a material respect to perform its obligations and further fails to cure the breach within ten (10) business days after receiving written notice of breach from the non-breaching party. Upon termination, Consultant shall be paid pro-rata for hours worked through the effective date of termination.
3.	FEES AND EXPENSES. The Company shall pay Consultant a fee of $173 per hour for Services rendered during the Term. The fee shall be due and payable by the 10th day of each month during the Term. In addition, the Company shall timely reimburse Consultant for Consultant’s reasonable travel and accommodation expenses incurred in commuting to and from Bradenton during the Term and such other reasonable business expenses approved by the Company’s Chairman/CEO designate. Consultant shall continue to have use of his blackberry and laptop computer provided by the Company and to have his email access at the Company during the Term.
4.	REPRESENTATIONS AND WARRANTIES. To the extent that Consultant is subject to any agreement or understanding with any other person or business entity that might affect or

Mr. Clifford M. Sladnick
May 5, 2008

restrict the performance of his responsibilities under this Agreement, Consultant warrants that he has provided copies of all such written agreements or understandings to the Company and has made any unwritten understandings known to the Company via appropriate documentation. If the Company determines, in its sole judgment, that any such agreements or understandings would unduly restrict Consultant’s performance hereunder, the Company shall have the right to immediately terminate this Agreement upon notification to Consultant of its determination. Consultant acknowledges that the Company does not wish to interfere with Consultant’s duties under any such prior agreements.
5.	CONFIDENTIALITY. The parties’ rights and obligations related to the use, disclosure, protection, return and destruction of confidential and proprietary information shall be governed by the terms and conditions set forth in that certain executed Non-Disclosure Agreement between the parties hereto dated on or about May 5, 2008 and attached as Exhibit A to this Agreement.
6.	NON-SOLICITATION. Consultant shall not attempt to solicit, divert or appropriate, for his own benefit or the benefit of any other entity, any corporate opportunity of the Company or business from any client of the Company whose identity is revealed to Consultant by a representative of the Company during the term of this Agreement. Further, during the Term of this Agreement, and for a period of one year thereafter, Consultant will not, either directly or indirectly, on its behalf or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, any person employed by the Company with whom Consultant has substantial contact while performing Services under this Agreement.
7.	IDEAS & CONCEPTS. Any and all title, ownership rights, and intellectual property rights concerning any advice, ideas, concepts, suggestions, materials and the like that Consultant provides to the Company during the Term shall become the exclusive property of the Company and may be used for its business purposes in its sole discretion without any compensation to Consultant.
8.	SEC RULES. The Company is regulated by securities laws in the United States. Consultant acknowledge that he is aware that such securities laws restrict persons with material non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Accordingly, Consultant agrees to comply with such restrictions for so long as he possesses any material non-public information concerning the Company or the Services contemplated herein
9.	GENERAL PROVISIONS.
9.1 No Assignment/No Subcontractors. This Agreement may not be assigned by either party without the written consent of the other party. The Company relies upon the unique skills, expertise and personal and professional contacts of Consultant, therefore, all Services

Mr. Clifford M. Sladnick
May 5, 2008

shall be provided by Consultant. Consultant’s use of any subcontractor (other than expressly provided herein) is strictly prohibited without the prior written consent of the Company.
9.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida without giving effect to any choice of law or conflict of law provision or rule. The parties hereto mutually submit to the exclusive jurisdiction of, and stipulate to venue in, any Florida state court or U.S. federal court located in Manatee County, Florida, for the resolution of any dispute or claim arising under or in accordance with this Agreement.
9.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersede all prior oral or written agreements, understandings and dealings between the parties on the subject matter hereof, except the Non-Disclosure Agreement in § 5, the Separation Agreement and Full and Final Release of Claims between Consultant and the Company (“Separation Agreement”) and each of the agreements referenced in § 14 of the Separation Agreement, each of which shall remain in full force and effect. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.
9.4 Severability. If any provision of this Agreement shall under any circumstances be deemed invalid or inoperative to any extent, it is agreed and understood that such invalidity shall not invalidate the whole Agreement, but the Agreement shall be construed as not to contain the provision or provisions deemed invalid or inoperative.
9.5 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by facsimile with receipt confirmed on the date given, or if sent by courier on the day shown on the receipt, or if sent by U.S. mail, on the day actually received, to the addresses below:

If to Consultant:	If to the Company:
Clifford N. Sladnick	Gevity HR, Inc.
343 Old Green Bay Road	9000 Town Center Parkway
Glencoe, Illinois 60022	Bradenton, Florida 34202
Attn: Office of General Counsel
9.6 Relationship of Parties. Consultant shall be and remain an independent contractor under this Agreement. Consultant shall not be an employee or agent of the Company. Pursuant to this Agreement, Consultant shall not receive any insurance or other benefits, including workers’ compensation, unemployment or health benefits that are offered to employees of the Company; provided, however, this § 9.6 shall not deny the Consultant any insurance or other benefits that he is entitled to receive pursuant to the Separation Agreement between the Company and the Consultant. Consultant is responsible for maintaining his own insurance policies to cover Consultant’s work-related injuries (workers’ compensation) as well as general and professional liability insurance. Consultant is solely responsible for, and shall withhold from his own compensation, as required by law, all contributions and taxes for all applicable federal, state and local employment taxes, income taxes, social security taxes, gross receipt taxes, disability insurance premiums, unemployment taxes and any other taxes or payments that may be due to any governmental agency as a result of the payments Consultant receives from the Company for the Services performed under this Agreement. No joint

Mr. Clifford M. Sladnick
May 5, 2008

venture, partnership, association or affiliation between the parties is either created or implied hereunder. Neither party shall have the right or power, or be deemed to have the right or power, to bind the other.
IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the date first set forth above.

GEVITY HR, INC.		CONSULTANT

By:	/s/ Edwin Hightower, Jr.	By:	/s/ Clifford M. Sladnick

Print Name: Edwin Hightower, Jr.		Print Name: Clifford M. Sladnick
Title: Vice President & General Counsel